Exhibit 99.1

Platinum Tax Defenders, LLC

Financial Statements

December 31, 2017 and 2016

June 30, 2018 and 2017 (Unaudited)

Table of Contents

Independent Auditors Report	1-2

Financial Statements:
Balance Sheets	3
Statements of Operations and Changes in Deficiency in Member’s Equity	4
Statements of Cash Flows	5

Notes to the Fnancial Statements	6-9

Independent Auditors’ Report

To Management

Platinum Tax Defenders, LLC

Fort Lauderdale, Florida

We have audited the accompanying financial statements of Platinum Tax Defenders, LLC (the “Company”), which comprise the balance sheets at December 31, 2017 and 2016, and the related statements of operations and changes in deficiency in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Fort Lauderdale, Florida
October 16, 2018

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Platinum Tax Defenders, LLC

Balance Sheets

December 31, 2017 and 2016 and June 30, 2018 (Unaudited)

ASSETS

	December 31,		June 30,
	2017	2016	2018
			(Unaudited)
Current assets:
Cash	$41,439	$43,301	$85,848
Total current assets	41,439	43,301	85,848

Property and equipment, net	5,072	6,504	4,740

Other assets:
Deposits	11,217	10,887	11,217
Total other assets	11,217	10,887	11,217

Total assets	$57,728	$60,692	$101,805

LIABILITIES AND DEFICIENCY IN MEMBER’S EQUITY

Current liabilities:
Accrued expenses	$57,959	$62,999	$256,189
Deferred revenues	65,956	63,360	84,165
Total current liabilities	123,915	126,359	340,354

Long-term liabilities:
Deferred rent	3,519	5,762	1,408
Total long-term liabilities	3,519	5,762	1,408

Total liabilities	127,434	132,121	341,762

Commitments and contingencies

Deficiency in member's equity	(69,706)	(71,429)	(239,957)

Total liabilities and deficiency in member's equity	$57,728	$60,692	$101,805

See accompanying notes to financial statements.

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Platinum Tax Defenders, LLC

Statements of Operations and Changes in Deficiency in Member's Equity

For the Years Ended December 31, 2017 and 2016 and

   For the Six Months Ended June 30, 2018 and 2017 (Unaudited)

	December 31,		June 30,	June 30,
	2017	2016	2018	2017
			(Unaudited)	(Unaudited)

Revenues, net	$3,126,734	$2,013,798	$1,387,884	$1,546,725

Operating expenses:
Salaries and wages	1,559,158	1,041,198	869,407	764,163
Commissions	788,410	501,024	404,884	388,993
General and administrative	94,142	113,265	30,647	43,306
Office expense	90,316	72,280	33,717	38,801
Rent	66,042	63,566	33,524	33,334
Advertising	57,634	20,081	35,543	36,319
Professional fees	44,744	35,561	10,444	17,814
Insurance	42,956	54,403	31,230	22,271
Depreciation	3,420	2,007	332	1,710
Total operating expenses	2,746,822	1,903,385	1,449,728	1,346,711

Operating income	379,912	110,413	(61,844)	200,014

Other income and expenses:
Interest income	544	2	–	543
Interest expense	(1,739)	(17,805)	(722)	(1,175)
Total other expense	(1,195)	(17,803)	(722)	(632)

Net income (loss)	$378,717	$92,610	$(62,566)	$199,382

Deficiency in member's equity, beginning of year/period	(71,429)	(121,915)	(69,706)	(71,429)

Distributions to member	(376,994)	(42,124)	(107,685)	(214,358)

Deficiency in member's equity, end of year/period	$(69,706)	$(71,429)	$(239,957)	$(86,405)

See accompanying notes to financial statements.

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Platinum Tax Defenders, LLC

Statements of Cash Flows

For the Years Ended December 31, 2017 and 2016 and

   For the Six Months Ended June 30, 2018 and 2017 (Unaudited)

	December 31,		June 30,	June 30,
	2017	2016	2018	2017
			(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$378,717	$92,610	$(62,566)	$199,382
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,420	2,007	332	1,710
Changes in operating assets and liabilities:
Security deposits	(330)	(330)	–	(330)
Deferred revenues	2,596	49,198	18,209	17,504
Deferred rent	(2,243)	(264)	(2,111)	(1,121)
Accrued expenses	(5,040)	47,436	198,230	(2,376)
Net cash provided by operating activities	377,120	190,657	152,094	214,769

Cash flows from investing activities:
Purchase of property and equipment	(1,988)	–	–	(500)
Net cash used in investing activities	(1,988)	–	–	(500)

Cash flows from financing activities:
Proceeds from related party debt	17,850	–	–	17,850
Repayments on related party debt	(17,850)	(106,446)	–	–
Distributions	(376,994)	(42,124)	(107,685)	(214,358)
Net cash used in financing activities	(376,994)	(148,570)	(107,685)	(196,508)

Net (decrease) increase in cash	(1,862)	42,087	44,409	17,761

Cash at beginning of year	43,301	1,214	41,439	43,301

Cash at end of year	$41,439	$43,301	$85,848	$61,062

Supplemental disclosure of cash flow information:
Interest paid	$1,739	$17,805	$722	$1,175

See accompanying notes to financial statements.

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Platinum Tax Defenders, LLC
Notes to Financial Statements

Note 1 - Description of Business

Platinum Tax Defenders, LLC (“the Company”) is a Limited Liability Company formed in the State of California on January 3, 2012. The Company provides legal tax resolution services and assistance to taxpayers.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires that the Company’s management make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and certain financial statement disclosures. Estimates and assumptions are used for, but not limited to, revenue recognition and deferred revenue. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, actual results may ultimately differ from these estimates and assumptions. These estimates are revised as additional information becomes available, and if material, the effects of changes in estimates are disclosed in the notes to the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with maturities of 90 days or less when acquired to be cash equivalents. The Company had no cash equivalents for the periods presented.

Property and Equipment

Property and equipment are reported at cost, less accumulated depreciation, amortization, and any impairment in value. Long-lived assets, including property and equipment, are assessed for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived assets may not be recoverable. Depreciation of property and equipment are calculated using the straight-line method over the following estimated economic useful lives of the related assets. The Company’s property and equipment consists of various furniture and office equipment which is being depreciated over a 3-years estimated useful life.

Ordinary maintenance and repairs are expenses as incurred.

Long-Lived Assets

The Company evaluates its long-lived tangible and intangible assets for indicators of potential impairment whenever events or changes in circumstances indicate that asset carrying values may not be recoverable. If the carrying value of the asset is greater than its net undiscounted future cash flows, an impairment loss is recognized for the difference between the carrying value and the estimated fair market value.

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Platinum Tax Defenders, LLC
Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue Recognition

Revenue is generated from fees charged to clients for legal tax advice or representation services. Revenue is recognized when the services are rendered. Revenue is deferred until the necessary services are rendered.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $57,634, $20,081, $35,543 (unaudited), and $36,319 (unaudited) for the years ended December 31, 2017 and 2016 and for the six months period ended June 30, 2018 and 2017, respectively.

Income Taxes

The Company has elected to be treated as a Limited Liability Company for federal and State income tax purposes. Under this election, all taxable income, losses and credits pass through to its member and are reflected on its member’s individual income tax return. Accordingly, no provision for income taxes has been reported in the accompanying financial statements.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2017 and 2016, the Company has no liabilities for uncertain tax positions. The Company’s policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company continually evaluates expiring statutes of limitations, audits, and proposed settlements changes in tax law and new authoritative rulings. The Company may be subject to examinations by income tax authorities for all periods since 2014.

Recently Accounting Pronouncements

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments”, which addresses eight specific cash flow issues with the objective of reducing diversity in practice. This update is effective beginning in 2020 and should be applied using a retrospective transition approach. The Company is currently evaluating the effect this ASU will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases”. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements, with certain practical expedients available. The Company is currently evaluating the impact that adoption of this new standard will have on its financial statements.

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Platinum Tax Defenders, LLC
Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recently Accounting Pronouncements, continued

In May 2014, the FASB issued updated guidance for revenue recognition. The updated accounting guidance provides a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the exchange for goods or services to a customer at an amount that reflects the consideration it expects to receive for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The guidance is effective in the first quarter of 2019, with early adoption permitted at the beginning of 2018. The standard allows for either full retrospective adoption, meaning the standard is applied to all of the periods presented, or modified retrospective adoption, meaning the standard is applied only to the most current period presented in the financial statements. The Company is currently evaluating the effect this guidance will have on its financial statements, including the method of adoption.

Date of Management Review

Management has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through October 16, 2018, the date these financial statements were available to be issued.

Note 3 – Property and Equipment, Net

Property and equipment at December 31 is summarized as follows:

	December 31,		June 30,
	2017	2016	2018
			(Unaudited)

Equipment	$11,739	$9,751	$11,739
Office furniture	2,643	2,643	2,643
Total property and equipment	14,382	12,394	14,382
Less: accumulated depreciation	(9,310)	(5,890)	(9,642)
Property and equipment, net	$5,072	$6,504	$4,740

Depreciation expense was $3,420, $2,007, $332 (unaudited), and $1,710 (unaudited) for the years ended December 31, 2017 and 2016 and for the six months period ended June 30, 2018 and 2017, respectively.

Note 4 – Member’s Equity

The Company’s equity capital is owned 100% by one (1) member.

Pursuant to the provisions of the Operating Agreement, profit and losses of the Company for each year are allocated to the member in accordance with the accounting method followed for Federal income tax purposes.

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Platinum Tax Defenders, LLC
Notes to Financial Statements

Note 5 – Operating Leases

The Company leases office space for its headquarters in Simi Valley, California. The 60-month lease expires on October 31, 2018; the Company plans to continue with this agreement upon expiration on a month-to-month basis.

The lease calls for initial monthly lease payments of $4,949, with annual increases of approximately 3% over the lease term in addition to a proportionate share of common area maintenance and other operating expenses. Rent expense related to this lease was approximately $66,000, $63,500, $33,500 (unaudited), and $33,300 (unaudited) for the years ended December 31, 2017 and 2016 and for the six months period ended June 30, 2018 and 2017, respectively.

Note 6 – Commitments and Contingencies

From time to time, the Company is subject to threatened and asserted claims in the ordinary course business. Because litigation and arbitration are subject to inherent uncertainties and the outcome of such matters cannot be predicted with certainty, future developments could cause any one or more of these matters to have a material impact on the Company’s financial condition, results of operations or liquidity in any future period.

The Company has entered into two referral agreements under which the Company has agreed to pay commissions in the amount of 30% of all fees received from referred clients.

Note 7 – Concentration of Credit Risks

Cash Concentration

The Company places its cash on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 for substantially all depository accounts. From time to time, the Company may have amounts on deposit in excess of the insured limits. The Company had no cash balances in excess of the FDIC coverage of $250,000 per financial institution for the periods presented. The Company has not experienced any losses on such accounts and does not feel it is exposed to any significant risk with respect to cash.

Revenue Concentration

Approximately 84%, 83%, 85% (unaudited), and 84% (unaudited) of the Company’s revenue for the years ended December 31, 2017, 2016, and for the six months period ended June 30, 2018 and 2017, respectively, was generated from customers originated through one of the Company’s referral agreements.

Note 8 – Subsequent Event

Subsequent to December, 31, 2017, the Company’s member entered into a merger agreement with Cardiff Lexington Corporation (“Cardiff”). Upon consummation of the transaction, the Company became a wholly-owned subsidiary of Cardiff.

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